EPIC MEDICOR CORPORATION
2010 STOCK OPTION PLAN
As adopted by the Board of Directors in 2010
SECTION 1
INTRODUCTION
1.1 Establishment. EPIC MEDICOR CORPORATION, a Colorado corporation
(hereinafter referred to as the "Company"), hereby establishes the EPIC MEDICOR
Corporation 2010 Stock Option Plan (the "Plan") for certain Employees and
Consultants of the Company.
1.2 Purposes. The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and its Subsidiaries and to create in such Employees and Consultants a more direct interest in the future success of the operations of the Company by relating incentive compensation to increases in stockholder value, so that the income of such Employees and Consultants is more closely aligned with the income of the Company's stockholders. The Plan is also designed to attract
Employees and Consultants and to retain and motivate participating Employees and Consultants by providing an opportunity for investment in the Company.
SECTION 2
DEFINITIONS
2.1 Definitions. The following terms shall have the meanings set forth below:
(a) "Administrator" means the Board or any of its Committees appointed pursuant to Section 3 of the Plan.
(b) "Board" means the Board of Directors of the Company.
(c) "Code" means the Internal Revenue Code of 1986, as amended.
(d) "Committee" means a Committee appointed by the Board of
Directors in accordance with Section 3 of the Plan.
(e) "Common Stock" or "Stock" means the common stock of the
Company.
(f) "Consultant" means any person, including an advisor, who is engaged by the Company or any Parent or Subsidiary to render services and is compensated for such services, and any director of the Company whether compensated for such services or not; provided that the term Consultant shall not include directors who are not compensated for their services or are paid only a director's fee by the Company.
(g) "Continuous Status as an Employee or Consultant" means that the employment or consulting relationship is not interrupted or terminated by the Company, any Parent or Subsidiary. Continuous Status as an Employee or
Consultant shall not be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive
Stock Options, any such leave may not exceed ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract
(including certain Company policies) or statute; or (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successors.
(h) "Employee" means any person, including officers and
directors, employed by the Company or any Parent or Subsidiary of the
Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.
(i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.
(j) "Fair Market Value" means, as of any date, the value of
Common Stock determined as follows:
(i) If the Common Stock is listed on any established
stock exchange or a national market system including without limitation the
National Market System of the National Association of Securities Dealers,
Inc. Automated Quotation ("NASDAQ") System, its Fair Market Value shall be the closing sales price for such stock(or the closing bid, if no sales were reported, as quoted on such exchange or system for the last market trading day prior to the time of determination) as reported in The Wall Street
Journal or such other source as the Administrator deems reliable;
(ii) If the Common Stock is quoted on the NASDAQ System
(but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair
Market Value shall be the mean between the high bid and low asked prices for the Common Stock or;
(iii) In the absence of an established market for the
Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator after such consultation with outside legal, accounting and other experts as the Administrator may deem advisable, and the Committee shall maintain a written record of its method of determining such value.
(k) "Incentive Stock Option" means an Option intended to
qualify as an incentive stock option within the meaning of Section 422 of the
Code, as designated in the applicable option agreement.
(l) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable option agreement.
(m) "Option" means a stock option granted pursuant to the Plan.
(n) "Option Price" means the price at which shares of Stock
subject to an Option may be purchased, determined in accordance with Section
7.5.
(o) "Optioned Stock" means the Common Stock subject to an
Option.
(p) "Optionee" means an Employee or Consultant who receives an
Option.
(q) "Parent" means a "parent corporation", whether now or
hereafter existing, as defined in Section 424(f) of the Code.
(r) "Participant" means an Employee or Consultant to the
Company designated by the Administrator from time to time during the term of the Plan to receive one or more Options under the Plan.
(s) "Plan Year" means each 12-month period beginning January 1 and ending December 31, except that for the first year of the Plan it shall begin on the effective date of the Plan.
(t) "Share" means a share of Common Stock.
(u) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.
2.2 Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.
SECTION 3
PLAN ADMINISTRATION
3.1 Administration of the Plan.
(a) Composition of Administrator.
(i) If permitted by Rule 16b-3, and by the legal
requirements relating to the administration of equity incentive plans such as the Plan, if any, of applicable securities laws and the Code (collectively, the "Applicable Laws"), the Plan may (but need not) be administered by different administrative bodies with respect to directors of the Company, officers of the Company who are not directors and Employees who are neither directors nor officers of the Company.
(ii) With respect to grants of Options to Employees or
Consultants who are also officers or directors of the Company, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with Rule 16b-3 as it applies to a plan intended to qualify thereunder as a discretionary plan and Section 162(m) of the Code as it applies so as to qualify grants of Options to named executives as performance-based compensation, or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted in such a manner as to permit the Plan to comply with Rule 16b-3 as it applies to a plan intended to qualify thereunder as a discretionary plan, to qualify grants of Options to named executives as performance-based compensation under Section 162(m) of the Code and otherwise so as to satisfy the Applicable Laws.
(iii) With respect to grants of Options to Employees
or Consultants who are neither directors nor officers of the Company, the
Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws.
(iv) If a Committee has been appointed pursuant to
clause (ii) or (iii) of this subsection 3.1(a), such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.
From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause)
and appoint new members in substitution therefor, fill vacancies (however caused) and remove all members of a committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws and, in the case of a Committee appointed under clause (ii), to the extent permitted by Rule 16b-3 as it applies to a plan intended to qualify thereunder as a discretionary plan, and to the extent required under Section
162(m) of the Code to qualify grants of Options to named executives as performance-based compensation.
3.2 Powers of the Administrator. Subject to the provisions of the
Plan and in the case of a Committee, the specific duties delegated by the
Board to such Committee, and subject to the approval of any relevant authorities, including the approval, if required, of any stock exchange upon which the Common Stock is listed, the Administrator shall have the authority, in its discretion:
(i) to determine the Fair Market Value of the Common
Stock, in accordance with subsection 2.1(k) of the Plan;
(ii) to select the Consultants and Employees to whom
Options may from time to time be granted hereunder;
(iii) to determine whether and to what extent Options are
granted hereunder;
(iv) to determine the number of shares of Common Stock to
be covered by each such Option granted hereunder;
(v) to approve forms of agreement for use under the Plan;
(vi) to determine the terms and conditions, not
inconsistent with the terms of the Plan, of any Option granted hereunder;
(vii) to determine whether and under what circumstances an
Option may be settled in cash under Section 8 instead of Common Stock; and
(viii)to reduce the exercise price of any Option to the
then current Fair Market Value if the Fair Market Value of the Common Stock
covered by such Option shall have declined since the date the Option was granted.
3.3 Effect of Administrator's Decision. All decisions,
determinations and interpretations of the Administrator shall be final and binding on all Participants.
SECTION 4
STOCK SUBJECT TO THE PLAN
4.1 Number of Shares. The maximum aggregate number of Shares which may be authorized for issuance under the Plan in accordance with the provisions of the Plan and subject to such restrictions or other provisions as the Administrator may from time to time deem necessary is four million
(4,000,000). Shares which may be issued upon the exercise of Options shall be applied to reduce the maximum number of Shares remaining available for use under the Plan. The Company shall at all times during the term of the Plan and while any Options are outstanding retain as authorized and unissued
Stock, or as treasury Stock, at least the number of 4,000,000 Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.
4.2 Unused and Forfeited Stock. Any Shares that are subject to an
Option under this Plan which are not used because the terms and conditions of the Option are not met, including any Shares that are subject to an Option which expires or is terminated for any reason, any Shares which are used for full or partial payment of the purchase price of Shares with respect to which an Option is exercised and any Shares retained by the Company pursuant to
Section 14.2 shall automatically become available for use under the Plan.
4.3 Adjustments for Stock Splits, Stock Dividends, Etc. If the
Company shall at any time increase or decrease the number of its outstanding shares of Common Stock or change in any way the rights and privileges of such shares of Common Stock by means of the payment of a stock dividend or any other distribution upon such shares payable in Common Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the shares of Stock as to which Options may be granted under the Plan; and (ii) the Shares of Stock then included in each outstanding Option granted hereunder.
4.4 Dividends Payable in Stock of Another Corporation, Etc. If the
Company shall at any time pay or make any dividend or other distribution upon the Stock payable in securities of another corporation or other property
(except money or Stock), a proportionate part of such securities or other property shall be set aside and delivered to any Participant then holding an
Option for the particular type of Stock for which the dividend or other distribution was made, upon exercise thereof. Prior to the time that any such securities or other property are delivered to a Participant in accordance with the foregoing, the Company shall be the owner of such securities or other property and shall have the right to vote the securities, receive any dividends payable on such securities, and in all other respects shall be treated as the owner. If securities or other property which have been set aside by the Company in accordance with this Section are not delivered to a Participant because an Option is not exercised or otherwise vested, then such securities or other property shall remain the property of the Company and shall be dealt with by the Company as it shall determine in its sole discretion.
4.5 Other Changes in Stock. In the event there shall be any change, other than as specified in Sections 4.3 and 4.4, in the number or kind of outstanding shares of Stock or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Administrator shall in its discretion determine that such change equitably requires an adjustment in the number or kind of Shares subject to outstanding Options or which have been reserved for issuance pursuant to the
Plan but are not then subject to an Option, then such adjustments shall be made by the Administrator and shall be effective for all purposes of the Plan and on each outstanding Option that involves the particular type of stock for which a change was effected.
4.6 Rights to Subscribe. If the Company shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of the Company or of any other corporation, there shall be reserved with respect to the Shares then subject to an Option held by any Participant of the particular class of Stock involved, the Stock or other securities which the Participant would have been entitled to subscribe for if immediately prior to such grant the Participant had exercised his entire Option. If, upon exercise of any such Option, the
Participant subscribes for the additional Stock or other securities, the
Participant shall pay to the Company the price that is payable by the
Participant for such Stock or other securities.
4.7 General Adjustment Rules. If any adjustment or substitution provided for in this Section 4 shall result in the creation of a fractional
Share under any Option, the Company shall, in lieu of selling or otherwise issuing such fractional Share, pay to the Participant a cash sum in an amount equal to the product of such fraction multiplied by the Fair Market Value of a Share on the date the fractional Share would otherwise have been issued.
In the case of any such substitution or adjustment affecting an Option, the total Option Price for the shares of Stock then subject to an Option shall remain unchanged but the Option Price per share under each such Option shall be equitably adjusted by the Administrator to reflect the greater or lesser number of shares of Stock or other securities into which the Stock subject to the Option may have been changed.
4.8 Determination by Administrator, Etc. Adjustments under this
Section 4 shall be made by the Administrator, whose determinations with regard thereto shall be final and binding upon all parties thereto.
SECTION 5
REORGANIZATION OR LIQUIDATION
In the event that the Company is merged or consolidated with another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding Shares), or if all or substantially all of the assets or more than 50% of the outstanding voting stock of the Company is acquired by any other corporation, business entity or person (other than a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by the
Company), or in case of a reorganization (other than a reorganization under the United States Bankruptcy Code) or liquidation of the Company, and if the provisions of Section 9 do not apply, the Administrator, or the board of directors of any corporation assuming the obligations of the Company, shall have the power and discretion to prescribe the terms and conditions for the exercise of, or modification of, any outstanding Options granted hereunder.
By way of illustration, and not by way of limitation, the Administrator may provide for the complete or partial acceleration of the dates of exercise of the Options, or may provide that such Options will be exchanged or converted into options to acquire securities of the surviving or acquiring corporation, or may provide for a payment or distribution in respect of outstanding
Options (or the portion thereof that is currently exercisable) in cancellation thereof. The Administrator may provide that Stock or other
Options granted hereunder must be exercised in connection with the closing of such transaction, and that if not so exercised such Options will expire. Any such determinations by the Administrator may be made generally with respect to all Participants, or may be made on a case by case basis with respect to particular Participants. The provisions of this Section 5 shall not apply to any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company's capital stock.
SECTION 6
PARTICIPATION
Participants in the Plan shall be those eligible Employees or
Consultants who, in the judgment of the Administrator, are performing, or during the term of their incentive arrangement will perform, important services in the management, operation and development of the Company, and significantly contribute, or are expected to significantly contribute, to the achievement of longterm corporate economic objectives. Participants may be granted from time to time one or more Options; provided, however, that the grant of each such Option shall be separately approved by the Administrator, and receipt of one such Option shall not result in automatic receipt of any other Option, and written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto; and further provided that Incentive Stock Options shall not be granted to Consultants or to Employees who are not permitted to receive Incentive Stock Options under the Internal Revenue Code.
SECTION 7
STOCK OPTIONS
7.1 Grant of Options. Non-statutory Stock Options may be granted to
Employees and Consultants. Incentive Stock Options may be granted only to
Employees. An Employee or Consultant who has been granted an Option may, if otherwise eligible, be granted additional Options. Incentive Stock Options shall be taken into account in the order in which they were granted, and the
Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted. The Plan shall not confer upon any
Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company?s right to terminate his or her employment or consulting relationship at any time, with or without cause.
7.2 Option Agreements. Each Option shall be designated in a written option agreement as either an Incentive Stock Option or a Non-statutory Stock
Option. The written option agreements shall be in such form as the
Administrator shall determine and which is consistent with the provisions of the Plan, specifying such terms, conditions, rights and duties. Options shall be deemed to be granted as of the date specified in the grant resolution of the Administrator, which date shall be the date of any related written option agreement with the Participant. In the event of any inconsistency between the provisions of the Plan and any such written option agreement entered into hereunder, the provisions of the Plan shall govern. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the
Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year
(under all plans of the Company or any Parent or Subsidiary) exceeds
$100,000, such excess Options shall be treated as Non-statutory Stock
Options.
7.3 Term of Option. The term of each Option shall be the term stated
in the written option agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the
Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or
Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the written option agreement.
7.4 Limitation on Grant to Employees. Subject to adjustment as provided in this Plan, the maximum number of Shares which may be subject to
Options granted to any one Employee under this Plan for any fiscal year of the Company shall be 50,000.
7.5 Option Exercise Price and Consideration.
(a) Exercise Price. The per share exercise price for the
Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:
(i) In the case of an Incentive Stock Option
(A) granted to an Employee who, at the time
of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the
Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.
(B) granted to any other Employee, the per
Share exercise price shall be no less than 100% of the Fair Market Value per
Share on the date of grant.
(ii) In the case of a Non-statutory Stock Option
(A) granted to a person who, at the time of
the grant of such Option, owns stock representing more than ten percent (10%)
of the voting power of all classes of stock of the Company or any Parent or
Subsidiary, the per Share exercise price shall be no less than 110% of the
Fair Market Value per Share on the date of the grant.
(B) granted to a person who, at the time of
grant of such Option, is a named executive of the Company, the per share
Exercise Price shall be no less than 100% of the Fair Market Value on the date of grant; and
(C) granted to any person other than a named
executive, the per Share exercise price shall be no less than 85% of the Fair
Market Value per Share on the date of grant.
(b) Permissible Consideration. The consideration to be paid
for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an
Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash, (2) check, (3) promissory note, (4) other
Shares which (x) in the case of Shares acquired upon exercise of an Option either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised (5) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or (6) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the
Company.
7.6 Exercise of Option.
(a) Procedure for Exercise; Rights as a Shareholder. Any
Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.
An Option may not be exercised for a fraction of a Share.
An Option shall be deemed to be exercised when written
notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under subsection
7.5(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the
Option. The Company shall issue (or cause to be issued) such stock certificates promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Sections 4.3, 4.4 and 4.5 of the Plan.
Exercise of an Option in any manner shall result in a
decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
(b) Termination of Continuous Status as an Employee or
Consultant. In the event of termination of an Optionee's Continuous Status as an Employee or Consultant with the Company, such Optionee may, but only within such period of time as is determined by the Administrator, of at least thirty (30) days, with such determination in the case of an Incentive Stock
Option not exceeding three (3) months after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the option agreement), exercise his or her Option to the extent that
Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.
(c) Disability of Optionee. Notwithstanding the provisions of subsection 7.6(b) above, in the event of termination of an Optionee's
Continuous Status as an Employee or Consultant as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), Optionee may, but only within twelve (12) months from the date of such termination
(but in no event later than the expiration date of the term of such Option as set forth in the option agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.
(d) Death of Optionee. In the event of termination of an
Optionee's Continuous Status as an Employee or Consultant as a result of the death of an Optionee, the Option may be exercised, at any time within twelve
(12) months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the option agreement), by the Optionees' estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the
Optionee was entitled to exercise the Option at the date of death. To the extent that Optionee was not entitled to exercise the Option at the date of death, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.
(e) Buyout Provisions. The Administrator may at any time
offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.
7.7 Withholding Taxes. As a condition to the exercise of Options granted hereunder, the Optionee shall make such arrangements as the
Administrator may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the exercise, receipt or vesting of such Option. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.
7.8 Non-Transferability of Options. Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.
7.9 Stockholder Privileges. No Optionee shall have any rights as a stockholder with respect to any Shares covered by an Option until the
Optionee becomes the holder of record of such Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Optionee becomes the holder of record of such Stock, except as provided in Section 4.
SECTION 8
STOCK APPRECIATION RIGHTS
If an agreement evidencing an Option so provides, an Option granted under this Plan (herein sometimes referred to as the ?corresponding option?)
may include the right (a ?Stock Appreciation Right?) to receive an amount equal to some or all of the excess of the Fair Market Value of the Shares subject to un-exercised portions of the corresponding option over the aggregate exercise price for such Shares under the corresponding option as of the date the Stock Appreciation Right is exercised. The amount payable upon exercise of a Stock Appreciation Right may be paid in cash or in shares of the class then subject to the corresponding option (valued on the basis of their Fair Market Value), or in a combination of cash and such shares so valued. No Stock Appreciation Right may be exercised in whole or in part (a)
other than in connection with the contemporaneous surrender without exercise of such corresponding option, or the portion thereof that corresponds to the portion of the Stock Appreciation Right being exercised, or (b) except to the extent that the corresponding option or such portion thereof is exercisable on the date of exercise of the Stock Appreciation Right by the person exercising the Stock Appreciation Right, or (c) unless the class of stock then subject to the corresponding option is then ?publicly traded?. For this purpose, a class of stock is ?publicly traded? if it is listed or admitted to unlisted trading privileges on a national securities exchange or if sales or bid and offer quotations therefor are reported on the Nasdaq Stock Market or on any then operative successor to the Nasdaq Stock Market.
SECTION 9
CHANGE IN CONTROL
9.1 Options, Restricted Stock. In the event of a change in control of the Company as defined in Section 9.2, then the Administrator may, in its sole discretion, without obtaining stockholder approval, to the extent permitted in Section 13, take any or all of the following actions: (a)
accelerate the exercise dates of any outstanding Options or make all such
Options fully vested and exercisable; (b) grant a cash bonus award to any
Optionee in an amount necessary to pay the Option Price of all or any portion of the Options then held by such Optionee; (c) pay cash to any or all
Optionees in exchange for the cancellation of their outstanding Options in an amount equal to the difference between the Option Price of such Options and the greater of the tender offer price for the underlying Stock or the Fair
Market Value of the Stock on the date of the cancellation of the Options and
(d) make any other adjustments or amendments to the outstanding Options.
9.2 Definition. For purposes of the Plan, a "change in control"
shall be deemed to have occurred if (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the 1934 Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the
Company becomes the "beneficial owner" (as defined in Rule 13d3 under the
1934 Act), directly or indirectly, of more than 331/3 percent of the outstanding voting stock of the Company after the date of the Plan; or (b) at any time during any period of three consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board or whose nomination for election by the Company's stockholders was approved by a vote of at least two/thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof; or (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent
(either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.
SECTION 10
RIGHTS OF EMPLOYEES; PARTICIPANTS
10.1 Employment. Nothing contained in the Plan or in any Option granted under the Plan shall confer upon any Participant any right with respect to the continuation of his or her employment by the Company, or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the
Participant from the rate in existence at the time of the grant of an Option.
Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of employment shall be determined by the Administrator at the time.
10.2 Non-transferability. No right or interest of any Participant in an Option granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Participant's death, a Participant's rights and interests in Options shall, to the extent provided in Section 7, be transferable by testamentary will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options may be made by, the Participant's legal representatives, heirs or legatees. If in the opinion of the Administrator a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person's guardian, conservator or other legal personal representative upon furnishing the Administrator with evidence satisfactory to the Administrator of such status.
SECTION 11
GENERAL RESTRICTIONS
11.1 Investment Representations. The Company may require any person to whom an Option is granted, as a condition of exercising an Option, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Stock subject to the
Option for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws. Legends evidencing such restrictions may be placed on the certificates evidencing the Stock.
11.2 Compliance with Securities Laws. Each Option shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the Shares subject to such
Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of Shares thereunder, such Option may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Administrator.
Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.
11.3 Stock Restriction Agreement. The Administrator may provide that
Shares issuable upon the exercise of an Option shall, under certain conditions, be subject to restrictions whereby the Company has a right of first refusal with respect to such Shares or a right or obligation to repurchase all or a portion of such Shares, which restrictions may survive a
Participant's term of employment or consulting relationship with the Company.
The acceleration of time or times at which an Option becomes exercisable may be conditioned upon the Participant's agreement to such restrictions.
SECTION 12
OTHER EMPLOYEE BENEFITS
The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option shall not constitute "earnings" with respect to which any other employee benefits of such employee are determined, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.
SECTION 13
PLAN AMENDMENT, MODIFICATION AND TERMINATION
The Board may at any time terminate, and from time-to-time may amend or modify, the Plan provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the stockholders if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the
Company, on the advice of counsel, determines that stockholder approval is otherwise necessary or desirable.
No amendment, modification or termination of the Plan shall in any manner adversely affect any Options theretofore granted under the Plan, without the consent of the Participant holding such Options.
SECTION 14
WITHHOLDING
14.1 Withholding Requirement. The Company's obligations to deliver
Shares upon the exercise of an Option shall be subject to the Participant's satisfaction of all applicable federal, state and local income and other tax withholding requirements.
14.2 Withholding With Stock. At the time the Administrator grants an
Option, it may, in its sole discretion, grant the Participant an election to pay all such amounts of tax withholding, or any part thereof, by electing to transfer to the Company, or to have the Company withhold from Shares otherwise issuable to the Participant, Shares having a value equal to the amount required to be withheld or such lesser amount as may be elected by the
Participant. All elections shall be subject to the approval or disapproval of the Administrator. The value of Shares to be withheld shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). Any such elections by
Participants to have Shares withheld for this purpose will be subject to the following restrictions:
(a) All elections must be made prior to the Tax Date.
(b) All elections shall be irrevocable.
(c) If the Participant is an officer or director of the Company within the meaning of Section 16 of the Exchange Act ("Section 16"), the
Participant must satisfy the requirements of such Section 16 and any applicable rules thereunder with respect to the use of Stock to satisfy such tax withholding obligation.
SECTION 15
BROKERAGE ARRANGEMENTS
The Administrator, in its discretion, may enter into arrangements with one or more banks, brokers or other financial institutions to facilitate the disposition of shares acquired upon exercise of Options, including, without limitation, arrangements for the simultaneous exercise of Options, and sale of the Shares acquired upon such exercise.
SECTION 16
NON-EXLUSIVITY OF THE PLAN
Neither the adoption of the Plan by the Board nor the submission of the
Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to Employees or Consultants generally, or to any class or group of Employees or Consultants, which the Company now has lawfully put into effect, including, without limitation, any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short term incentive plans.
SECTION 17
REQUIREMENTS OF LAW
17.1 Requirements of Law. The issuance of stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.
17.2 Federal Securities Law Requirements. If a Participant is an
officer or director of the Company within the meaning of Section 16, Options granted hereunder shall be subject to all conditions required under Rule
16b3, or any successor rule promulgated under the Exchange Act, to qualify the Option for any exception from the provisions of Section 16(b) of the
Exchange Act available under that Rule. Such conditions are hereby incorporated herein by reference and shall be set forth in the agreement with the Participant which describes the Option.
17.3 Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of
Colorado.
SECTION 18
DURATION OF THE PLAN
The Plan shall terminate at such time as may be determined by the Board of Directors, and no Option shall be granted after such termination. If not sooner terminated under the preceding sentence, the Plan shall fully cease and expire at midnight on December 31, 2020. Options outstanding at the time of the Plan termination may continue to be exercised or earned in accordance with their terms.
SECTION 19
INFORMATION TO PARTICIPANTS
The Company shall provide to each Participant, during the period for which such Participant has one or more Options outstanding, copies of all annual reports and other information which are provided to all shareholders of the Company.